                         POWER OF ATTORNEY

  Know all men by these presents, that the undersigned hereby constitutes and appoints each of N. Cris Prince, Andrea A. Robinson and Mark A. Schlossberg, signing singly, the undersigned's true and lawful attorney-in-fact to execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended, and the rules thereunder, as may be required as a result of the undersigned's position as an officer and/or director of
Amgen Inc. (the "Company").
  The undersigned hereby grants to each such attorney-in-fact full power and authority to execute such Forms 3, 4 and 5 as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.
  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
  IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executued as of this 6th day of June, 2008.

                              /s/ Anna S. Richo
                              --------------------------------
                              Name: Anna S. Richo